UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On June 14, 2016, Motorcar Parts of America, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter and fiscal year ended March 31, 2016 which is being furnished as Exhibit 99.1. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The attached exhibit includes non-GAAP Adjusted net sales, non-GAAP adjusted net income (loss), non-GAAP adjusted EBITDA, non-GAAP adjusted gross profit and non-GAAP adjusted gross margin. The Company believes that these supplemental non-GAAP financial measures, when presented together with the corresponding GAAP financial measures, provide useful information to investors and management regarding financial and business trends relating to its results of operations. However, non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

The Company makes adjustments to the following items to calculate its non-GAAP financial measures:

Initial return and stock adjustment accruals related to new business. In connection with new business, the Company may establish initial return and stock adjustment accruals to account for the anticipated increased levels of business activity. The Company excluded these initial up-front accruals from net sales because they do not reflect the Company’s operations on an ongoing basis and excluding such accruals enables period-over-period comparability.

Customer allowances related to new business. In connection with new business, the Company may purchase cores from customers, may purchase the customer’s prior supplier’s inventory, or may provide customer allowances in consideration for designation as the customer’s exclusive or primary supplier. The allowances are granted on a negotiated basis relating to specific products or initiatives, and the Company excluded these allowances from net sales because they do not reflect ongoing product pricing or net sales and excluding such allowances enables period-over-period comparability.

New product line start-up costs. These are start-up costs incurred prior to recognizing sales for the launch of new product lines. The Company excluded start-up costs because they do not reflect the Company’s operations on an ongoing basis and excluding such costs enables period-over-period comparability.

Lower of cost or market revaluation - cores on customers' shelves and inventory step-up amortization. On a quarterly basis, the Company revalues long-term core inventory based on lower of cost or market in accordance with the Company’s accounting policies. The impact of this revaluation is reflected in cost of goods sold. The Company excluded the lower of cost or market revaluation for cores on customers’ shelves because the core inventory on the customers’ shelves is not consumed or realized in cash during the Company’s normal operating cycle. Additionally, amortization of inventory step-up relates to an acquisition and is excluded because it is not ongoing. Neither is used by management to assess the profitability of its business operations.

Cost of customer allowances and stock adjustment accruals related to new business. As described above for the adjustments to net sales, the Company also adds back the cost of customer allowances related to inventory purchases and stock adjustment accruals to cost of goods sold because they do not reflect the Company’s operations on an ongoing basis and excluding such costs enables period-over-period comparability.

Legal, severance, acquisition, financing and other costs. The Company has incurred significant legal costs related to discontinued subsidiaries and a settlement payment related to a claim by an investment bank. Additionally, the Company has incurred severance, acquisition, financing and other costs that are not related to current operations. The Company excluded these costs to enable period-over-period comparability.

Payment received in connection with the settlement of litigation related to discontinued subsidiaries. The Company received a payment in connection with the settlement of litigation related to discontinued subsidiaries. The Company excluded this payment to enable period-over-period comparability.

Bad debt expense resulting from the bankruptcy filing by a customer. The Company incurred bad debt expense related to the bankruptcy filing by a customer. The Company excluded the expense for this customer because it does not believe this expense is reflective of ongoing business and operating results.

Payment made in connection with the settlement of litigation, net of insurance recoveries, related to discontinued subsidiaries. The Company made a payment in connection with the settlement of litigation related to discontinued subsidiaries. The Company believes excluding this payment, net of insurance recoveries, enables period-over-period comparability.

Share-based compensation expenses. These expenses primarily consist of the cost to provide employee restricted stock and restricted stock units, and employee stock options. The Company excluded share-based compensation expense because it is not used by management to assess the profitability of its business operations.

Mark-to-market losses (gains). The Company excluded mark-to-market gains and losses because they are unrealized and are not reflective of actual current cash flows and operating results.

Write-off of prior deferred loan fees. The Company excluded the write-off of prior deferred loan fees because they are related to the Company’s prior term loan, not the Company’s ongoing business operations or financing arrangements.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report pursuant to Item 2.02:

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: June 14, 2016	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel